Exhibit 10.5

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Noden Pharma DAC
Investment and Stockholders’ Agreement
This Investment and Stockholders’ Agreement (this “Agreement”) is entered into as of July 1, 2016, by and among Noden Pharma DAC, a designated activity company limited by shares organized under the Laws of Ireland (the “Company”), PDL BioPharma, Inc., a Delaware corporation (“PDL”), Elie Farah (“Farah”) and the other Persons listed on Annex A (as it may be amended from time to time in accordance with this Agreement) attached hereto (collectively, the “Management Stockholders” and, together with Farah, the “Minority Stockholders”). Each of the parties to this Agreement (other than the Company) and any other Person who shall become a party to or agree to be bound by the terms of this Agreement after the date hereof is sometimes hereinafter referred to as a “Stockholder”.
WHEREAS, the Company has entered into that certain Asset Purchase Agreement dated as of May 24, 2016 (the “APA”) by and between Novartis AG, a company organized under the Laws of Switzerland (“NAG”), Novartis Pharma AG, a company organized under the Laws of Switzerland (“NPAG”), Speedel Holding AG, a company organized under the Laws of Switzerland (together with NAG and NPAG, “Novartis”), and the Company (the “Acquisition”);
WHEREAS, prior to the date hereof, PDL paid to Novartis on behalf of the Company amounts equal to [***] pursuant to an [***];
WHEREAS, prior to the date hereof, PDL paid to the Company an amount equal to $88, for which PDL received eighty-eight (88) ordinary shares of $1.00 each of the Company (the “Initial PDL Ordinary Shares”);
WHEREAS, prior to the date hereof, Farah paid to the Company an amount equal to $6, for which Farah received six (6) ordinary shares of $1.00 each of the Company (the “Initial Farah Ordinary Shares”);
WHEREAS, the Company effected a stock split, such that the Initial PDL Ordinary Shares and the Initial Farah Ordinary Shares were renominalised into ordinary shares of the Company of $0.10 each (the “Ordinary Shares”), with PDL holding eight hundred and eighty (880) Ordinary Shares and Farah holding sixty (60) Ordinary Shares after such stock split;
WHEREAS, subsequent to the stock split, (i) PDL paid to the Company an amount equal to $792, for which PDL received seven-thousand nine-hundred and twenty (7,920) Ordinary Shares and (ii) Farah paid to the Company an amount equal to $54, for which Farah received five-hundred and forty (540) Ordinary Shares (together with the Initial Farah Ordinary Shares, as adjusted for the above-mentioned stock split, the “Farah Ordinary Shares”);
WHEREAS, the Company will issue to PDL and Farah preferred shares of $0.01 each (the “Preferred Shares”) as provided herein;

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WHEREAS, the Company will issue to Farah Preferred Shares as provided herein;
WHEREAS, from time to time, as determined by the board of directors of the Company (the “Board”), the Company shall issue Ordinary Shares to Management Stockholders;
WHEREAS, the Company and the Stockholders desire, for their mutual benefit and protection, to enter into this Agreement to set forth their respective rights and obligations with respect to the capital stock of the Company (the “Shares”);
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

Section 1.	Definitions

1.1Definitions. The following terms, as used herein, have the following respective meanings:

“Acquisition” shall have the meaning set forth in the recitals.
“Adverse Disclosure” means public disclosure of material non-public information, which disclosure in the good faith judgment of the Board of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement so that such Registration Statement would not be materially misleading, (ii) would not be required to be made at such time but for the filing of such Registration Statement and (iii) the Company has a bona fide business purpose for not disclosing publicly.
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such Person; provided that no Management Stockholder shall be deemed an Affiliate of the Company or any of its Subsidiaries or parent entities for purposes of this Agreement.
“Agreement” shall have the meaning set forth in the preamble.
“Anniversary Consideration” shall have the meaning set forth in Section 3.1(a).
“APA” shall have the meaning set forth in the recitals.
“Board” shall have the meaning set forth in the recitals.
“Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks located in New York, New York or Dublin, Ireland are required or authorized by Law or executive order to be closed.
“CEO Director” shall have the meaning set forth in Section 7.1.

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“Change of Control” means (i) other than the Acquisition and any investments in the Company related thereto, the acquisition (in one or a series of transactions) by one (1) or more related or affiliated entities or Persons of more than fifty percent (50%) of the outstanding voting securities of the Company, (ii) the sale or other disposition of all or substantially all of the assets of the Company or (iii) the merger or consolidation of the Company with or into another entity, as a result of which merger or consolidation the holders of the outstanding voting securities of the Company immediately prior to such transaction will hold less than fifty percent (50%) of the outstanding voting securities of the surviving entity immediately after such transaction.
“Company” shall have the meaning set forth in the preamble.
“Company Constitution” means the Constitution of the Company.
“Company Group” means an Employer, the Company or any of their respective parents, subsidiaries or Affiliates, excluding PDL.
“Directors” shall have the meaning set forth in Section 7.1.
“Drag-Along Buyer” shall have the meaning set forth in Section 8.4(e).
“Drag-Along Transfer” shall have the meaning set forth in Section 8.4(a).
“Employer” means the Company or any of the Company’s Affiliates that employs on a full-time basis, or has otherwise engaged, a Minority Stockholder, whether or not pursuant to a written agreement relating to such employment or engagement.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.
[***] shall have the meaning set forth in the recitals.
“Fair Market Value” means, as of any time, other than with respect to a request for conversion under Section 5, the intrinsic value of an Ordinary Share, as determined by the Board in good faith after taking into account any relevant factors that the Board deems determinative of the value of the Ordinary Shares on the following basis: (a) prior to the existence of a public market for the Ordinary Shares, the value of the Ordinary Shares as determined in good faith by the Board based on an independent third party engaged by the Company, at the Company’s expense, to calculate the fair market value of Ordinary Shares; or (b) if a public market for the Ordinary Shares exists, (i) the closing price on such day of the Ordinary Shares as reported on the principal securities exchange on which the Ordinary Shares are then listed or admitted to trading or (ii) if not so reported, as furnished by any member of FINRA selected by the Board. For purposes of determining the Fair Market Value of an Ordinary Share, such value shall in no event take into account any options to acquire Shares,

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Black-Scholes or similar value of such Ordinary Share, all as determined by the Board in good faith.
“Farah” shall have the meaning set forth in the preamble.
“Farah Ordinary Shares” shall have the meaning set forth in the recitals.
“Farah Preferred Shares” shall have the meaning set forth in Section 2.2(c).
“FINRA” means the Financial Industry Regulatory Authority.
“Initial Closing” shall have the meaning set forth in Section 2.2(a).
“Initial Closing Date” shall have the meaning set forth in Section 2.2(a).
“IPO” means the first Underwritten Offering of a member of the Company Group.
“Issuer Free Writing Prospectus” means an issuer free writing Prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of the Registrable Securities.
“Joinder” shall have the meaning set forth in Section 8.1.
“Joint Director” shall have the meaning set forth in Section 7.1.
“Law” shall mean any statute, law, ordinance, rule or regulation of any governmental body or agency.
“Lien” means, with respect to any asset (including, without limitation, any security), any mortgage, lien, pledge, charge, security interest or encumbrance of any kind.
“Loss” or “Losses” shall have the meaning set forth in Section 9.2(a).
“Management Incentive Plan” shall have the meaning set forth in Section 4.1.
“Management Stockholders” shall have the meaning set forth in the preamble.
“Milestone 1 Consideration” shall have the meaning set forth in Section 3.1(b).
“Milestone 2 Consideration” shall have the meaning set forth in Section 3.1(c).
“Milestone 3 Consideration” shall have the meaning set forth in Section 3.1(d).
“Milestone 4 Consideration” shall have the meaning set forth in Section 3.1(e).
“Milestone Payments” shall have the meaning set forth in the APA.

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“Minority Stockholders” shall have the meaning set forth in the preamble.
“NAG” shall have the meaning set forth in the recitals.
“Necessary Action” means, with respect to a specified result, all actions, to the fullest extent permitted by applicable Law, necessary to cause such result, including, without limitation, (i) voting or providing a written consent or proxy with respect to the Shares, (ii) causing the adoption of Stockholders’ resolutions and amendments to the Company Constitution, (iii) executing agreements and instruments, including any instruments of transfer with respect to the Shares, as applicable, and (iv) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.
“Novartis” shall have the meaning set forth in the recitals.
“NPAG” shall have the meaning set forth in the recitals.
“Order” shall mean any judgment, cease-and-desist or other order, injunction, decree, ruling, writ, permit, assessment, arbitration award or license of any governmental body or agency or any arbitrator.
“Ordinary Share Equivalents” means securities (including, without limitation, warrants and options) exercisable, exchangeable or convertible into Ordinary Shares.
“Ordinary Shares” shall have the meaning set forth in the recitals.
“PDL” shall have the meaning set forth in the preamble.
“PDL Conversion Price” means the [***] as reported by the Wall Street Journal (or similar publication if the Wall Street Journal is not available) for [***]
“PDL Directors” shall have the meaning set forth in Section 7.1.
“PDL Stock” shall have the meaning set forth in Section 5.1.
“Permitted Transferee” means a Person that has acquired one (1) or more Shares in a manner permitted by this Agreement
“Permitted Transfers” shall have the meaning set forth in Section 8.7.
“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, association, unincorporated organization or other entity.
“Piggyback Notice” has the meaning set forth in Section 9.1(a).
“Piggyback Registration” has the meaning set forth in Section 9.1(a).

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“Preferred Shares” shall have the meanings set forth in the recitals.
“Pro Rata Portion” means:
(a)    for purposes of Section 8.4, a number of Ordinary Shares determined by multiplying (i) the aggregate number of Ordinary Shares held by the Minority Stockholder by (ii) a fraction, the numerator of which is the aggregate number of Ordinary Shares proposed to be Transferred by PDL and/or its Affiliates to the Drag-Along Buyer and the denominator of which is the aggregate number of Ordinary Shares held by PDL (or any Affiliate of PDL to which PDL has Transferred its Shares);
(b)    for purposes of Section 8.5, a number of Ordinary Shares determined by multiplying (i) the total number of Ordinary Shares proposed to be Transferred by PDL and/or its Affiliates to the proposed Transferee by (ii) a fraction, the numerator of which is the number of Ordinary Shares held by such Minority Stockholder and the denominator of which is the aggregate number of Ordinary Shares held by all Stockholders; and
(c)    for purposes of Section 9.1(a) (with respect to a Piggyback Registration), a number of Registrable Securities determined by multiplying (i) the total number of Registrable Securities held by each Stockholder receiving a Piggyback Notice by (ii) a fraction, the numerator of which is the number of Registrable Securities proposed to be Registered in the applicable Piggyback Registration by PDL, less the number of Registrable Securities that PDL shall withdraw from such Piggyback Registration pursuant to Section 9.1(c) and the denominator of which is the aggregate amount of Registrable Securities held by PDL as of the date PDL elects to include Registrable Securities in such Registration Statement or on the date of such withdrawal, as applicable.
“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including pre- and post-effective amendments to such Registration Statement, and all other material incorporated by reference in such prospectus.
“Public Offering” means any public offering and sale of equity securities of the Company or its successors for cash pursuant to an effective Registration Statement (other than on Form S-4, S-8 or a comparable form) under the Securities Act or a comparable Registration Statement under the Laws of another jurisdiction, should such an offering take place outside of the United States.
“Registrable Securities” means any Shares held by any Stockholder and any securities held by any Stockholder that may be issued or distributed or be issuable or distributable in respect of any Shares by way of conversion, exercise, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction, in each case whether now owned or hereinafter acquired; provided that any such Registrable Securities shall cease to be Registrable Securities to the extent (i) a Registration

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Statement with respect to the sale of such Registrable Securities has become effective under the Securities Act, or under the Laws of another jurisdiction should a Public Offering take place outside of the United States, and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such Registration Statement, (ii) such Registrable Securities have been distributed pursuant to Rule 144 of the Securities Act (or any similar or analogous rule promulgated under the Securities Act) and new certificates for them not bearing a legend restricting Transfer shall have been delivered by the Company, (iii) such Registrable Securities shall have been otherwise Transferred and new certificates for them not bearing a legend restricting Transfer under the Securities Act shall have been delivered by the Company and such securities may be publicly resold without Registration under the Securities Act, (iv) a Registration Statement on Form S-8 (or any successor form) covering such securities is effective, (v) in the case of a Stockholder who is not an Affiliate (as such term is defined in Rule 12b-2 under the Exchange Act) of the Company, all remaining Registrable Securities held by such Stockholder may immediately be sold under Rule 144 (or any similar provision then in force) under the Securities Act and without any volume or manner of sale restrictions or (vi) such security ceases to be outstanding. For the avoidance of doubt, it is understood that, with respect to any Registrable Securities for which a Stockholder holds vested but unexercised options or other Ordinary Share Equivalents at such time exercisable for, convertible into or exchangeable for Ordinary Shares, to the extent that such Registrable Securities are to be sold pursuant to this Agreement, such Stockholder must exercise the relevant option or exercise, convert or exchange such other relevant Ordinary Share Equivalent and Transfer the underlying Registrable Securities (in each case, net of any amounts required to be withheld by the Company in connection with such exercise).
“Registration” means a registration with the SEC of the Company’s equity securities for offer and sale to the public under a Registration Statement, or a comparable registration under the Laws of another jurisdiction should an offering take place outside of the United States. The term “Register” shall have a correlative meaning.
“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, or a comparable registration statement under the Laws of another jurisdiction, should a Public Offering take place outside of the United States, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement; provided, however, that the term “Registration Statement” without reference to a time includes such Registration Statement, as amended by any post-effective amendments, as of the time of first contract of sale for the Registrable Securities.
“Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners or financial advisors or other Person associated with, or acting on behalf of, such Person.
“Right of First Refusal” shall have the meaning set forth in Section 8.6(b).

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“Rule 144” means Rule 144 (or any successor provisions) under the Securities Act.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.
“Shares” shall have the meaning set forth in the preamble.
“Stockholder” shall have the meaning set forth in the preamble.
“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one (1) or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one (1) or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.
“Transaction Closing” means the date on which the Acquisition is consummated in accordance with the APA.
“Transfer” means any direct or indirect sale, bequest, exchange, assignment, gift, transfer, pledge, creation of any security interest or other encumbrance and any other disposition of any kind (whether with or without consideration and whether voluntary or involuntary or by operation of law) affecting title to or possession of any of the Shares. The terms “Transferee” and “Transferring” shall have correlative meaning.
“Underwritten Offering” means a Registration in which securities of the Company are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.
“Unvested Ordinary Share” means any Ordinary Share that is not a Vested Ordinary Share.

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“Vested Ordinary Share” means, at any time, any Ordinary Share that, as of such date, (x) is vested or (y) would not be subject to purchase by the Company at a price of $0.01 per share in the event that the employment of the holder of such Ordinary Share were terminated for “cause”, as defined in any subscription instrument executed by such holder with the Company, the Management Incentive Plan or any other documents or agreements governing the awards granted thereunder.
1.2Other Interpretive Provisions. In this Agreement, except as otherwise provided:

(a)A reference to a Section or Annex is a reference to a Section of, or an Annex to, this Agreement, and references to this Agreement include any recital in or Annex to this Agreement.
(b)The Annexes form an integral part of and are hereby incorporated by reference into this Agreement.
(c)Headings are inserted for convenience only and shall not affect the construction or interpretation of this Agreement.
(d)Unless the context otherwise requires, words importing the singular include the plural and vice versa, words importing the masculine include the feminine and vice versa and words importing Persons include corporations, associations, partnerships, joint ventures and limited liability companies and vice versa.
(e)Unless the context otherwise requires, the words “hereof” and “herein,” and words of similar meaning, refer to this Agreement as a whole and not to any particular Section. The words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation.”
(f)A reference to any legislation or to any provision of any legislation shall include any successor legislation and any amendment, modification or re-enactment thereof and any legislative provision substituted therefor.
(g)All determinations to be made by PDL or any other Stockholder hereunder may be made by such Person in its sole discretion, and such Person may determine, in its sole discretion, whether or not to take actions that are permitted, but not required, by this Agreement to be taken by such Person, including the giving of consents required hereunder.
(h)The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intention or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

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Section 2.	Purchase; Initial Closing

2.1Purchase. On the terms and subject to the conditions set forth in this Section 2, each of Farah and PDL will purchase from the Company, and the Company will sell to each of Farah and PDL a number of Preferred Shares determined in accordance with Section 2 and Section 3.

2.2Initial Closing.

(a)Subject to the satisfaction or waiver of the conditions set forth in Section 2.3, other than those conditions that by their nature are to be satisfied by the taking of an act or delivery of a document at the Initial Closing, the transactions referred to in this Section 2.2 (the “Initial Closing”) shall take place immediately prior to the consummation of the Acquisition (the “Initial Closing Date”) or on the date hereof (as specified below), at a location determined by PDL, or at such other date, time or place as the parties hereto shall agree in writing.
(b)At the Initial Closing, the Company shall issue and deliver to PDL, 9,400,000 Preferred Shares as set forth in Annex A (the “Initial PDL Preferred Shares”) which shall be paid up in accordance with Section 2.2(d).
(c)On the date hereof, the Company shall issue and deliver to Farah, 600,000 Preferred Shares as set forth in Annex A (the “Farah Preferred Shares”) which shall be paid up in accordance with Section 2.2(f).
(d)At the Initial Closing, PDL shall pay to the Company, in addition to the [***], $66,150,000, such amount being in consideration for the Initial PDL Preferred Shares, $94,000 of which shall pay up the nominal value of the Initial PDL Preferred Shares and the remainder of which shall be allocated to the share premium account of the Company. The [***] shall also be allocated as share premium account of the Company.
(e)At the Initial Closing, PDL shall make a loan to the Company in an amount equal to $75,000,000.
(f)On the date hereof, Farah shall pay to the Company $233,833, such amount being in consideration for the Farah Preferred Shares, $6,000 of which shall pay up the nominal value of the Farah Preferred Shares and the remainder of which shall be allocated to the share premium account of the Company.

2.3Conditions to Initial Closing.

(a)Mutual Conditions to Closing. The respective obligations of PDL, Farah and the Company to effect the Initial Closing shall be subject to the satisfaction (or waiver in writing by each of PDL, Farah and the Company), at or prior to date hereof and the Initial Closing Date, of the following conditions:

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(i)due execution of this Agreement on terms and conditions satisfactory to PDL;
(ii)the authorization of PDL’s entry into this Agreement by the board of directors of PDL;
(iii)the authorization of the Company’s entry into this Agreement by the Board; and
(iv)no governmental body, agency or official shall have enacted, issued, promulgated, enforced or entered any Law or Order that is in effect and would (A) make the transactions contemplated by the Acquisition illegal, (B) make the transactions contemplated at the Initial Closing illegal or (C) otherwise prohibit or enjoin the consummation of the transactions contemplated by this Agreement.
(b)PDL Conditions to Closing. In addition to the conditions set forth in Section 2.3(a), the obligations of PDL to consummate the purchase of Shares to be purchased by it at the Initial Closing shall be subject to the satisfaction, or waiver in writing by PDL, of each of the following conditions at or prior to the Initial Closing Date:
(i)each of the representations and warranties of the Company contained in Section 10.1 of this Agreement shall be true and correct in all material respects as of the date hereof and as of the Initial Closing Date with the same force and effect as if made on and as of the Initial Closing Date; and
(ii)each of the representations and warranties of Farah contained in Section 10.2 of this Agreement shall be true and correct in all material respects as of the date hereof and as of the Initial Closing Date with the same force and effect as if made on and as of the Initial Closing Date.
(c)Farah Conditions to Closing. In addition to the conditions set forth in Section 2.3(a), the obligations of Farah to consummate the purchase of Shares to be purchased by him on the date hereof shall be subject to the satisfaction, or waiver in writing by Farah, of each of the following conditions at or prior to the date hereof:
(i)each of the representations and warranties of the Company contained in Section 10.1 of this Agreement shall be true and correct in all material respects as of the date hereof; and
(ii)each of the representations and warranties of PDL contained in Section 10.2 of this Agreement shall be true and correct in all material respects as of the date hereof.

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Section 3.	Further Purchases; Acquisition Fees and Expenses

3.1Further Purchase of Preferred Shares. As further described in this Section 3 and in Annex A, PDL shall acquire, and the Company shall allot and issue to PDL, one (1) Preferred Share for each payment amount set forth in Section 3.1(a), (b), (c), (d) and (e) below (in the cases of Section 3.1(b), (c), (d) and (e), only if the relevant payment becomes due and payable under the APA), $0.01 of each such payment shall pay up the nominal amount of the Preferred Share allotted and issued in respect of that payment and the remainder of which shall be allocated to the share premium account of the Company:

(a)$89,000,000 on the first (1st) anniversary of the Initial Closing Date, such amount to be reduced by the amount of any debt financing arranged by the Company (the “Anniversary Consideration”); provided that, at a minimum, the Anniversary Consideration shall be $32,000,000;
(b)if “Milestone #1” of the Milestone Payments becomes due and payable under the APA, [***], such amount to be reduced by the amount of any debt financing arranged by the Company or revenues of the Company available to finance such Milestone Payment (the “Milestone 1 Consideration”); provided that, at a minimum, the [***];
(c)if “Milestone #2” of the Milestone Payments becomes due and payable under the APA, then within five (5) Business Days after [***], such amount to be reduced by the amount of any debt financing arranged by the Company or revenues of the Company available to finance such Milestone Payment (the “Milestone 2 Consideration”); provided that, at a minimum, the [***];
(d)if “Milestone #3” of the Milestone Payments becomes due and payable under the APA, then within five (5) Business Days of [***], such amount to be reduced by the amount of any debt financing arranged by the Company or revenues of the Company available to finance such Milestone Payment (the “Milestone 3 Consideration”); provided that, at a minimum, the [***]; and
(e)if “Milestone #4” of the Milestone Payments becomes due and payable under the APA, [***], such amount to be reduced by the amount of any debt financing arranged by the Company or revenues of the Company available to finance such Milestone Payment (the “Milestone 4 Consideration”); provided that at a minimum, the [***].
(f)Acquisition Fees and Expenses
. On the date of the Transaction Closing, the Company shall reimburse PDL for all reasonable fees, expenses and disbursements (including, without limitation, reasonable fees, expenses and disbursements of PDL’s counsel, the Company’s counsel (to the extent paid by PDL), accountants and other advisors selected and engaged by PDL in connection with the Acquisition) incurred by PDL or any Affiliate thereof in connection with PDL’s subscription for shares in the Company or the Acquisition.

3.2[***].

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Section 4.	Management Stockholder Shares

4.1Management Stockholder Shares. Subject to the approval of the Board, the Company shall implement a management incentive plan (the “Management Incentive Plan”) pursuant to which the Board may grant up to six hundred (600) Ordinary Shares, in the aggregate, to employees of the Company (the “Management Stockholder Shares”), which shall vest in accordance with, and otherwise be subject to the terms of, the Management Incentive Plan and any other documents or agreements governing the awards granted thereunder. Any Person receiving Management Stockholder Shares pursuant to the Management Incentive Plan shall execute a Joinder to this Agreement prior to receiving such Management Stockholder Shares. The Company shall amend Annex A, from time to time, to reflect (a) any new Management Stockholders and (b) any issuances of Management Stockholder Shares (including the vesting criteria set forth in the Management Incentive Plan and any other documents or agreements governing the awards granted thereunder).

Section 5.	Stockholders’ Right to Convert Ordinary Shares

5.1Conversion Right. If [***], then Minority Stockholders shall have the right, on an annual basis, to elect to convert up to [***] issued to, and then held by, such Minority Stockholder into shares of PDL common stock, par value $0.01 per share (“PDL Stock”), which shall be “restricted securities” (as defined in Rule 144 under the Securities Act), on the terms set forth in this Section 5 (the “Conversion”).

5.2Conversion Procedure. A Minority Stockholder who is considering requesting a Conversion (a “Requesting Stockholder”) shall provide written notice thereof to the Company and PDL, in accordance with Section 11.12, delivered prior to [***] of the year in which the Conversion is to be exercised (the “Request for Conversion”). If the Company receives a timely Request for Conversion, the Company shall engage an independent third party, at the Company’s expense, to calculate the fair market value of Ordinary Shares (the “Conversion Fair Market Value”), and thereafter provide to the Requesting Stockholder such calculation in writing (the “FMV Notice”). In the event that a Requesting Stockholder decides to effect a Conversion, such Requesting Stockholder shall deliver a written notice to PDL and the Company, in accordance with Section 11.12, (the “Conversion Notice”) within three (3) Business Days of receipt of the FMV Notice, disclosing in reasonable detail the number of Ordinary Shares to be Transferred (the “Company Conversion Shares”). PDL shall, within five (5) days of receipt of a Conversion Notice, purchase from the Requesting Stockholder the Company Conversion Shares, and sell to such Requesting Stockholder, in exchange for such Company Conversion Shares, an amount of PDL Stock that is equal to the product of [***] (the “PDL Conversion Shares”). For the avoidance of doubt, PDL Conversion Shares shall be “restricted securities” (as defined in Rule 144 under the Securities Act).

5.3Termination of Conversion Right. Any right to Conversion under this Section 5 shall terminate upon the consummation of an IPO or termination of such Minority Stockholder’s employment with an Employer.

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5.4Black-Out Period. Any Minority Stockholder who receives PDL Stock pursuant to a Conversion agrees to comply with the terms and conditions of any policy under which PDL employees are prohibited from Transferring PDL Stock in connection with a Registration of securities of PDL and any such policy shall be provided to the Minority Stockholder prior to a Conversion.

5.5Necessary Action. The Stockholders and the Company shall take all Necessary Action to implement the covenants and agreements in this Section 5 and to give effect to such covenants and agreements in the most tax efficient manner for PDL].

Section 6.	Distributions

6.1Distributions.

(a)Dividends to the holders of Ordinary Shares shall be made on a pro rata basis at such times and in such amounts as the Board determines, subject to the maintenance by the Company of appropriate reserves (as determined by the Board).
(b)In the event of a Change of Control, the Company shall effect a mandatory redemption of the Preferred Shares and shall apply the proceeds of such Change of Control in the following order and priority:
(i)first, to redeem the Preferred Shares, on a pro rata basis according to the number of Preferred Shares held by each holder until the holders of Preferred Shares, in the aggregate, have received an amount equal to the aggregate investment of all holders of Preferred Shares in respect of their Preferred Shares, [***] (at which point, all Preferred Shares shall be deemed redeemed);
(ii)second, one hundred percent (100%) to the holders of Ordinary Shares on a pro rata basis, until each holder thereof has received the aggregate amount of dividends per Ordinary Shares that accrued but remain unpaid following the date hereof;
(iii)third, one hundred percent (100%) to the holders of Ordinary Shares on a pro rata basis, until each holder thereof has received an amount equal to the aggregate investment by such Stockholder in respect of his, her or its Ordinary Shares that have vested as of such date, less the aggregate amount of dividends declared and paid per share of Ordinary Shares since the date hereof (including, for the avoidance of doubt, dividends paid pursuant to clause (ii) above); and
(iv)thereafter, any remaining amounts shall be distributed on a pro rata basis to the holders of Ordinary Shares.
For the avoidance of doubt, in the case of a mandatory redemption of Preferred Shares pursuant to this Section 6.1(b), if the distribution pursuant to Section 6.1(b)(i)

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is made in full, Farah shall receive an amount equal to [***] of the aggregate investment of all holders of Preferred Shares in respect of their Preferred Shares, [***].
(c)Any Unvested Ordinary Shares (or issued but subsequently forfeited, redeemed or otherwise reacquired by the Company pursuant to the provisions of this Agreement or the Management Incentive Plan) shall, pending their vesting to Minority Stockholders pursuant to the terms hereof, the Management Incentive Plan and any other documents or agreements governing the awards granted thereunder, be deemed to be Vested Ordinary Shares held by PDL, solely for purposes of payments made under this Section 6.1; provided, that such deemed ownership shall not subject PDL to any other rights or obligations under this Agreement or otherwise of a Minority Stockholder, as such.
(d)The Stockholders and the Company shall take all Necessary Action to implement the covenants and agreements in this Section 6.1.

6.2Restricted Distributions.

(a)Except as set forth in Section 6.1(c), the Company, and the Board on behalf of the Company, shall not make any distributions in respect of any unvested Ordinary Shares.
(b)Subject to Section 9.4, the Company, and the Board on behalf of the Company, shall not make any distributions in the form of dividends in respect of Preferred Shares. Preferred Shares shall be non-interest bearing and shall not be redeemable or convertible except as provided in Section 6.1(b)(i), Section 8.3 or Section 9.4.

Section 7.	Governance

7.1Board Composition. The Stockholders and the Company shall take all Necessary Action to cause the Board to be comprised of five (5) Persons, three (3) of whom shall be designated by PDL and shall be A directors under the Company Constitution (the “PDL Directors”), one (1) of whom shall be designated jointly by PDL and, for so long as Farah is Chief Executive Officer of the Company, Farah and shall be a B director under the Company Constitution (the “Joint Director”) and one (1) of whom shall be Farah who shall be a B director under the Company Constitution, for so long as Farah is the Chief Executive Officer of the Company (the “CEO Director”) (the PDL Directors, the Joint Director and the CEO Director, together, the “Directors”). If Farah (a) loses the right to designate the Joint Director and/or (b) ceases to be the Chief Executive Officer of the Company, then the Stockholders shall take all Necessary Action to (x) in the case of clause (a), if so requested by PDL, cause the Joint Director to promptly tender his or her resignation as a director of the Board (or remove such Joint Director from the Board in the event a resignation is not provided) and (y) in the case of clause (b), cause the CEO Director to promptly tender his resignation as a director of the Board (or remove such CEO Director from the Board in the event a resignation is not provided). In the event any Director resigns or is removed pursuant to the immediately preceding sentence, PDL

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shall have the right to designate an additional Director to fill such vacancy (thereby increasing the number of PDL Directors) and the Stockholders and the Company shall take all Necessary Action to appoint such Director; provided that, in the event that PDL does not designate an additional Director to fill any vacancy, the Stockholders shall, pursuant to the Company Constitution, decrease the size of the Board to eliminate such vacancy.

7.2Actions by Board. The Company and the Stockholders shall take all Necessary Action to cause the following procedures to be followed by the Board:

(a)A quorum of the Board shall consist of at least two (2) members of the Board, which shall include at least one (1) PDL Director (a “Quorum”). A Quorum must be present at meetings of the Board (whether in Person or by telephone, videoconference or otherwise) to conduct business. A Quorum must exist at all times during any meeting of the Board, including the reconvening of a meeting adjourned, in order for any action taken at such meeting to be valid.
(b)Subject to Section 7.3, decisions and actions of the Board shall require the affirmative vote of a majority of the members of the Board present at a meeting at which a Quorum is present, or a majority of the members of a committee of the Board, to the extent such decisions shall be lawfully delegated to such committee. The Directors shall be entitled to vote as follows:
(i)Each PDL Director present at such meeting shall be entitled to a number (which number may be fractional) of votes equal to a fraction:

(1)	the numerator of which is three (3); and

(2)	the denominator of which is the number of PDL Directors who are present at such meeting of the Board.
(ii)Each other Director shall be entitled to one (1) vote.

7.3Actions by PDL Directors. The Company shall not, and the Company shall cause each of the Company’s Subsidiaries not to, take (or agree to take) any action regarding the following matters without the consent of a PDL Director:

(a)except pursuant to this Agreement, any issuance, sale, repurchase, redemption or prepayment of (i) shares or stock of the Company or any of its Subsidiaries, (ii) warrants, options or other rights to acquire shares or stock of the Company or any of its Subsidiaries, (iii) any securities convertible or exchangeable into shares or stock of the Company or any of its Subsidiaries or (iv) any debt security of the Company or any of its Subsidiaries;
(b)any liquidation, dissolution, winding up, merger, consolidation or sale of the Company or its successors or any Subsidiary of the Company or its successors, or any other transfer or disposition of all or substantially all of the assets of the Company or its successors or

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any Subsidiary of the Company or its successors (in each case, pursuant to a single transaction or series of related transactions);
(c)any acquisition, sale or transfer of, or creation of any Lien over, any asset by the Company or the Company’s Subsidiaries in excess of [***] (in book value), except with respect to any such transfers approved by the Board and conducted in the ordinary course of business;
(d)any increase or reduction of the number of authorized members of the Board, or any direct or indirect payment to, or on behalf of, any member of the Board as compensation for serving thereon (other than reimbursement of expenses in accordance with the Company Constitution);
(e)any declaration or payment of any dividend on, distributions with respect to or repurchase or redemption of (i) capital stock of the Company or any of its Subsidiaries, (ii) warrants, options or other rights to acquire shares of capital stock of the Company or any of its Subsidiaries or (iii) any securities convertible or exchangeable into capital stock of the Company or any of its Subsidiaries;
(f)any (i) incurrence or assumption of indebtedness, (ii) assumption, guarantee, endorsement or other action by which the Company or any of its Subsidiaries would become liable or responsible (whether directly, contingently or otherwise) for any indebtedness of any other person or (iii) amendment or modification of any agreement, indenture or similar instrument governing the terms of any indebtedness or debt securities of the Company or any of its Subsidiaries, in each case which would cause the Company to incur more than [***] of indebtedness in the aggregate;
(g)the initiation or completion of any sale of equity to the public pursuant to an offering Registered under the Securities Act or to the public through a broker dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act;
(h)any amendment to the Company Constitution or the organizational documents of any of the Company’s Subsidiaries; or
(i)any agreement, obligation or commitment by the Company or any of its Subsidiaries to do any of the foregoing.

7.4Vacancies.

(a)Each Director will hold his or her office as a director of the Company for such term as is provided in the Company Constitution and applicable Law or until his or her death, resignation, incapacity or removal from the Board or until his or her successor has been duly elected and qualified in accordance with the provisions of this Agreement. If any Director ceases to serve as a director of the Company for any reason during his or her term (a “Terminating Director”), a nominee for the vacancy resulting therefrom will be designated by

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the party or parties that nominated the Terminating Director (unless such vacancy is the result of the resignation or removal of a director in accordance with Section 7.1).
(b)If PDL or Farah (as applicable) fails at any time to nominate the maximum number of Persons to the Board that PDL and/or Farah (as applicable) are entitled to nominate pursuant to this Agreement, then each applicable directorship will remain vacant until such vacancy is filled by a nominee selected by the party with the right to nominate such directorship.

7.5Removal of Directors. If at any time: (a) PDL notifies the Company in writing of its desire to have removed from the Board, with or without cause, any PDL Director or (b) PDL and Farah jointly notify the Company in writing of their desire to have removed from the Board, with or without cause, the Joint Director, then the Stockholders shall take all Necessary Action to take or cause to be taken all such action as may be required to remove such Director from the Board.

7.6Necessary Action. The Stockholders and the Company shall take all Necessary Action to implement the covenants and agreements in this Section 7.

Section 8.	Restrictions on Transfer; Dividends

8.1General Restrictions on Transfer. No Management Stockholder may Transfer any Ordinary Share without the express prior written consent of a majority of the Board, other than to Permitted Transferees. [***]. Any Transfer of Ordinary Shares by a Minority Stockholder shall be subject to PDL’s Right of First Refusal set forth in Section 8.6. The Transferee in any Transfer must execute and deliver a joinder agreement in the form set forth in Exhibit A (a “Joinder”), agreeing to be bound by the terms and conditions of this Agreement as if such Person were a party hereto (together with any other documents PDL and the Company determine are necessary to make such Person a party hereto). Any purported Transfer of any Shares in any manner other than that specified under this Section 8.1 shall be null and void. The Company shall amend Annex A, from time to time, to reflect any Transfers to Permitted Transferees made in accordance with this Section 8.1.

8.2Black-Out Periods. In the event of a Registration by the Company involving the offering and sale by the Company of equity securities or securities convertible into or exchangeable for its equity securities, the Minority Stockholders agree, if requested by the Company (or, in the case of an Underwritten Offering, by the managing underwriter or underwriters), not to effect any public sale, distribution (including any sale pursuant to Rule 144 under the Securities Act) or Transfer of any securities (except, in each case, as part of the applicable Registration, if permitted) which securities are the same as or similar to those being Registered in connection with such Registration, or which are convertible into or exchangeable or exercisable for such securities, during the period beginning seven (7) days before, and ending ninety (90) days (or such lesser period as may be permitted by the Company or such managing underwriter or underwriters) after, the effective date of the Registration Statement filed in

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connection with such Registration, to the extent such Minority Stockholders are timely notified in writing by the Company or the managing underwriter or underwriters.

8.3Right to Redeem.

(a)Upon termination of any Minority Stockholder’s employment with an Employer, the Company shall have the right, but not the obligation, to redeem all or a portion of the Shares held by such Minority Stockholder or his or her successor in interest hereunder (the “Redemption Right”). The Redemption Right shall be exercisable by written notice (the “Redemption Notice”) delivered prior to the end of the sixty (60)‑day period beginning on the day immediately following the six (6)-month anniversary of the Minority Stockholder’s termination of employment (the “Redemption Period”), in accordance with Section 11.12 and setting forth the number of Shares with respect to which the Redemption Right is being exercised (the “Redemption Shares”). The closing for such exercise shall occur on a date designated by the Company in the Redemption Notice, which date shall be no later than the end of the Redemption Period (the “Redemption Date”). The price payable by the Company for the Redemption Shares (the “Redemption Price”) shall be: (i) with respect to Ordinary Shares, the Fair Market Value of the Redemption Shares three (3) Business Days prior to the Redemption Date and (ii) with respect to Preferred Shares, the aggregate investment in respect of the Redemption Shares, [***] provided, however, that in the event [***]. The Redemption Price shall be paid in cash, by certified check or by wire transfer of immediately‑available funds.
(b)The Company shall have the option to assign its rights under Section 8.3(a), in whole or in part, to PDL, any of the Company’s Affiliates or any of their respective Permitted Transferees, in each case upon the consent of PDL, whereupon such right shall give the assignee thereof the right (but not the obligation) to purchase the Redemption Shares on the terms set out in Section 8.3(a) and all references to a redemption in Section 8.3(a) shall be deemed to be references to a purchase. If the Company does not exercise its Redemption Right during the Redemption Period, PDL shall have the ability to purchase the Redemption Shares (at the Redemption Price) by delivering a notice substantially similar to the Redemption Notice within forty-five (45) days following the expiration of the Redemption Period.
(c)The Stockholders and the Company shall take all Necessary Action to implement the covenants and agreements in this Section 8.3. For the avoidance of doubt, the rights of the Company provided in this Section 8.3 are in addition to those provided under the terms of any subscription instrument by and between any Minority Stockholder and the Company by which such Minority Stockholder was issued Ordinary Shares and any Management Incentive Plan (together, the “Minority Stockholder Subscription Documents”), and, in the event of a conflict or an inconsistency between this Section 8.3 and any Minority Stockholder Subscription Document, the terms of the Minority Stockholder Subscription Document shall prevail.

8.4Drag-Along Rights.

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(a)At any time, in connection with a proposed Change of Control, PDL may exercise drag-along rights in accordance with the terms, conditions and procedures set forth herein (a “Drag-Along Transfer”).
(b)In the event PDL elects to exercise its drag-along rights, PDL shall give written notice to the Minority Stockholders, not later than fifteen (15) days prior to the consummation of the Drag-Along Transfer, setting forth the name and address of the Transferee, the total number of Ordinary Shares proposed to be Transferred by PDL, the proposed amount and form of consideration for such Ordinary Shares and all other material terms and conditions of the Drag-Along Transfer. Such notice shall also specify the number of Ordinary Shares such Minority Stockholder shall be required to Transfer, up to such Minority Stockholder’s Pro Rata Portion of Ordinary Shares. Upon the consummation of the Drag-Along Transfer, the aggregate consideration received as a result thereof shall be deemed distributed in accordance with and in satisfaction of the rights and preferences set forth in the Company Constitution as in effect immediately prior to such Drag-Along Transfer. Each holder of Ordinary Shares participating in the Drag-Along Transfer will receive the same form of consideration for its Ordinary Shares.
(c)Each Minority Stockholder shall (i) make the same representations, warranties, covenants, indemnities and agreements as made by PDL in connection with the Drag‑Along Transfer, provided, that each Minority Stockholder shall only be obligated to make individual representations and warranties with respect to its title to and ownership of the applicable Ordinary Shares, authorization, execution and delivery of relevant documents, enforceability of such documents against the Minority Stockholder and other matters relating to such Minority Stockholder, but not with respect to any of the foregoing with respect to any other Stockholders or their Ordinary Shares; and (ii) be subject to the same terms and conditions to the Transfer as PDL agrees. All such representations, warranties, covenants, indemnities and agreements shall be made by PDL and each Minority Stockholder severally and not jointly and any liability for breach of any representations and warranties related to the Company shall be allocated among PDL and each Minority Stockholder pro rata based on the relative number of Ordinary Shares Transferred by each of them, and the aggregate amount of liability for PDL and each Minority Stockholder shall not exceed the U.S. dollar value of the total consideration to be paid by the Transferee to PDL or such Minority Stockholder, respectively, for their Ordinary Shares.
(d)In the event that any Transfer pursuant to this Section 8.4 is structured as a merger, consolidation or similar business combination, each Minority Stockholder shall, to the extent required or requested by PDL, (i) vote in favor of such transaction and (ii) take all action to waive any dissenters’, appraisal or other similar rights with respect thereto. For the avoidance of doubt, no Stockholder is entitled to dissenters’, appraisal or other similar rights with respect to any Ordinary Shares. Each Minority Stockholder hereby irrevocably appoints (and upon any Transfer to a Permitted Transferee thereof, each such Permitted Transferee thereof shall be deemed to have irrevocably appointed) any officer of the Company as such Stockholder’s duly-appointed proxy and attorney in fact (with full power of substitution and resubstitution) to take any action which may be necessary of, or required by, such Minority Stockholder or

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Permitted Transferee pursuant to this Section 8.4. The foregoing proxy and appointment of attorney in fact is coupled with an interest and shall be irrevocable, and each Minority Stockholder (and Permitted Transferee thereof) will take such further action or execute such other instruments as may be reasonably necessary to effectuate the intent of such proxy and appointment and hereby revokes any proxy or similar appointment previously granted by such Stockholder or Permitted Transferee thereof with respect to any Ordinary Shares.
(e)If any Minority Stockholder fails to Transfer the Ordinary Shares to be sold pursuant to this Section 8.4 to the applicable acquirer of such Ordinary Shares (the “Drag-Along Buyer”), PDL may, at its option, in addition to all other remedies it may have, deposit the purchase price (including any promissory note constituting all or any portion thereof) for such Ordinary Shares with any national bank or trust company having combined capital, surplus and undivided profits in excess of $100 million (the “Escrow Agent”), and thereupon all of such Minority Stockholder’s rights in and to such Ordinary Shares shall terminate. Thereafter, upon delivery to the Company by such Minority Stockholder of appropriate documentation evidencing the Transfer of such Ordinary Shares to the Drag-Along Buyer, PDL shall instruct the Escrow Agent to deliver the purchase price (without any interest from the date of the closing to the date of such delivery, any such interest to accrue to the Company) to such Minority Stockholder.
(f)All reasonable costs and expenses incurred by a Stockholder or the Company in connection with any proposed Drag-Along Transfer (whether or not consummated), including all attorneys’ fees and charges, all accounting fees and charges and all finder, brokerage or investment banking fees, charges or commissions, shall be paid by the Company.
(g)Upon consummation of an IPO, the provisions of this Section 8.4 shall automatically terminate and be of no further force or effect.

8.5Tag-Along Rights.

(a)If PDL proposes to Transfer, other than to a Permitted Transferee, an amount of its Ordinary Shares (a “Tag-Along Transfer”) to any Person that would result in PDL failing to own at least [***] of the outstanding Ordinary Shares, each other Stockholder may exercise tag-along rights in accordance with the terms, conditions and procedures set forth herein (any Stockholder exercising such rights, a “Tagging Stockholder”).
(b)PDL shall promptly give notice (a “Tag-Along Notice”) to each other Stockholder (each, a “Prospective Tagging Stockholder”) of any Tag-Along Transfer, setting forth the number of Ordinary Shares proposed to be Transferred, the name and address of the Transferee, the proposed amount and form of consideration for such Ordinary Shares and any other material terms and conditions of the Tag-Along Transfer. The Prospective Tagging Stockholders shall have a period of ten (10) Business Days from the date of the Tag-Along Notice within which to notify PDL they will elect to sell up to their Pro Rata Portion of Ordinary Shares in connection with such Tag-Along Transfer. During such ten (10) Business Day period,

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the Company and PDL shall cooperate promptly and in good faith with the Prospective Tagging Stockholder to determine the amounts, if any, that would be payable to such Prospective Tagging Stockholder if such Prospective Tagging Stockholder elected to participate in the Tag-Along Transfer. In order to exercise such right, the Prospective Tagging Stockholder must deliver an irrevocable written notice to PDL specifying the number of Ordinary Shares such Stockholder desires to include in the Tag-Along Transfer. Except in the case of an underwritten sale of Ordinary Shares as provided in (d) below, if PDL is unable to cause the Transferee to purchase all the Ordinary Shares proposed to be Transferred by PDL and the Tagging Stockholders, then the number of Ordinary Shares each such Stockholder (including PDL) is permitted to sell in such Tag-Along Transfer shall be reduced pro rata based on the number of Ordinary Shares held by such Stockholder relative to the number of Ordinary Shares held by all Stockholders participating in such Tag-Along Transfer. PDL shall have a period of one hundred fifty (150) days following the expiration of the above-mentioned ten (10) Business Day notice period to sell all the Ordinary Shares agreed to be purchased by the Transferee, on terms no more favorable to PDL than those specified in the Tag-Along Notice; provided, however, that such one hundred fifty (150) day period shall be extended by the time necessary to obtain any required approvals of any governmental authority under any applicable Laws (it being understood that the sale of all Ordinary Shares being sold by any Tagging Stockholder pursuant to a particular Tag-Along Transfer shall be consummated simultaneously with the Tag-Along Transfer). All Stockholders shall receive the same form of consideration in connection with a Tag-Along Transfer. Upon the consummation of the Tag-Along Transfer, the aggregate consideration received as a result thereof shall be deemed to have been received by the Company in complete liquidation and distributed in accordance with and in satisfaction of the rights and preferences set forth in the Company Constitution as in effect immediately prior to such Tag-Along Transfer.
(c)Each Tagging Stockholder shall (i) make the same representations, warranties, covenants, indemnities and agreements to the Transferee as made by PDL in connection with the Tag-Along Transfer and (ii) be subject to the same terms and conditions to the Transfer as PDL agrees. All such representations, warranties, covenants, indemnities and agreements shall be made by PDL and each Tagging Stockholder severally and not jointly, and any liability for breach of any such representations and warranties or under any indemnities related to the Company or any Subsidiary shall be allocated among PDL and each Tagging Stockholder pro rata based on the relative value of consideration received by PDL and each Tagging Stockholder, and the aggregate amount of liability for PDL and each such Tagging Stockholder shall not exceed the U.S. dollar value of the total consideration to be paid by the Transferee to PDL or such Tagging Stockholder, respectively, for their Ordinary Shares.
(d)If PDL proposes to effect a Tag-along Transfer by means of an Underwritten Offering of Ordinary Shares and a managing underwriter or underwriters of any proposed Tag-Along Transfer inform PDL in writing that, in its or their opinion, the number of securities which PDL and the Tagging Stockholders intend to include in such Tag-Along Transfer exceeds the number that can be sold in such Tag-Along Transfer without being likely to have a significant adverse effect on the price, timing or distribution of the Shares offered or the market for the Shares offered, then the Shares to be included in such Tag-Along Transfer shall be

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(i) first, the Shares that PDL proposes to Transfer; (ii) second, and only if all the Shares referred to in clause (i) have been included, the number of Shares that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect in such Tag-Along Transfer, with such number to be allocated (A) first, to Farah, if Farah is a Tagging Stockholder, up to the number of Shares that Farah proposes to include in such Tag-Along Transfer, (B) second, and only if all the Shares referred to in clause (A) have been included, pro rata to each Management Stockholder that is a Tagging Stockholder. Notwithstanding anything herein to the contrary, if the managing underwriter or underwriters of a proposed Tag-Along Transfer of the Shares advise the Board in writing that, in its or their opinion, the participation in such Tag‑Along Transfer by any Minority Stockholder hereto would be likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then Shares held by such Minority Stockholder shall not be eligible for inclusion in such Tag-Along Transfer.
(e)All costs and expenses of PDL in connection with the Tag-Along Transfer shall be borne by the Stockholders participating in such Tag-Along Transfer pro rata based on the number of Ordinary Shares Transferred by each such Stockholder relative to the number of Ordinary Shares Transferred by all Stockholders participating in such Tag-Along Transfer.
(f)The provisions of this Section 8.5 shall not apply in the event of (i) Transfers of Ordinary Shares to a Permitted Transferee; (ii) Transfers of Ordinary Shares pursuant to, or consequent upon, the exercise of rights set forth in Section 5 and Sections 8.3, 8.4 and 8.6; (iv) Transfers, including redemptions, of Ordinary Shares to the Company approved by the Board; and (v)  Transfers of Ordinary Shares in a Public Offering.
(g)Upon consummation of an IPO, the provisions of this Section 8.5 shall automatically terminate and be of no further force or effect.

8.6Right of First Refusal.

(a)Transfer Notice. If any Minority Stockholder proposes to Transfer (other than a Permitted Transfer) any Ordinary Shares or any interest therein to one or more third parties, then such Minority Stockholder shall give PDL and the Company written notice of his, her or its intention to make the Transfer (the “Transfer Notice”), which shall include (a) the number of Ordinary Shares proposed to be Transferred (the “Offered Shares”), (b) the identity and address of the prospective Transferee and (c) the consideration and the material terms and conditions upon which the proposed Transfer is to be made. The Transfer Notice shall certify that the Transferor has received a definitive offer from the prospective Transferee and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer.
(b)PDL Option. PDL shall have an option for a period of fifteen (15) days following receipt of the Transfer Notice (the “Option Period”) to elect to purchase all of the

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Offered Shares at the same price and subject to the same terms and conditions as described in the Transfer Notice (the “Right of First Refusal”), by notifying the Transferor and the Company in writing before expiration of the Option Period as to the number of such Offered Shares that it wishes to purchase. PDL shall have the option to assign its rights under this Section 8.6 in whole or in part to the Company, any member of the Company Group or any of their respective Permitted Transferees; provided that, in the event such right is assigned to the Company, the Right of First Refusal shall give the Company the right (but not the obligation) to redeem the Offered Shares on the terms set out in this Section 8.6 and all references to a purchase in this Section 8.6(b) shall be deemed to be references to a redemption. For the avoidance of doubt, a Minority Stockholder may not Transfer the Offered Shares prior to the expiration of the Option Period.

8.7Permitted Transfers. Notwithstanding anything to the contrary in this Agreement, any Stockholder may at any time make any of the following Transfers (“Permitted Transfers”) (which, for the avoidance of doubt, shall not be subject to the provisions of Sections 8.3, 8.4, 8.5 or 8.6):

(a)a Transfer of Ordinary Shares to the executor or administrator of the estate of a deceased Minority Stockholder, or to a successor trustee of a revocable living trust established by a Minority Stockholder, upon his or her death for purposes of the administration of such Minority Stockholder’s estate, and to the devisee, legatee or beneficiary of the estate, or such trust;
(b)a Transfer of Shares by a Minority Stockholder to his or her spouse or issue or any trust for the benefit of himself, his or her spouse or issue (collectively, a “Family Member”) or any trust, partnership, limited liability company or other entity established for the benefit of, and controlled by, such Minority Stockholder or a Family Member (collectively, a “Family Entity”), provided that any Ordinary Shares Transferred to a Minority Stockholder’s spouse or a Family Entity for the benefit of a spouse shall be immediately Transferred back to such Minority Stockholder should his or her spouse cease to be his or her spouse, and provided further that any Ordinary Shares Transferred to a Family Entity for the benefit of such Minority Stockholder or a Family Member shall be immediately Transferred back to such Minority Stockholder at the time such Minority Stockholder or Family Member no longer controls such Family Entity;
(c)a pledge of Shares by PDL to a lender as security for a loan from such lender;
(d)any Transfer of Shares by PDL to an Affiliate, and any subsequent Transfer of Shares by such Affiliate to PDL, provided that each Affiliate of PDL to which Shares are Transferred shall Transfer back to PDL (or to another Affiliate of PDL) any Shares it owns if such Affiliate ceases to be an Affiliate PDL;

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provided, however, that (A) in the case of a Transfer pursuant to clauses (a), (b) or (d) of this Section 8.7, the Transferee shall have executed and delivered a Joinder to be bound by the terms of this Agreement as if the Transferee were the applicable Stockholder (including, without limitation and where applicable, the obligation to Transfer the Shares in accordance with Sections 8.3, 8.4, 8.5 and 8.6) and (B) no Transferee of a Permitted Transfer shall be subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act.
8.8Termination of Minority Stockholders Rights. Each Minority Stockholder acknowledges and agrees that if Shares owned by him or her are required to be Transferred pursuant to Sections 8.3, 8.4, 8.5 or 8.6 (or other provision of this Agreement requiring the sale of some or all of such Shares), and such Minority Stockholder fails or refuses to deliver such Shares to the Transferee in accordance with the terms of this Agreement (and the Transferee has not defaulted in his, her or its obligations with respect to such Transfer), the rights that such Minority Stockholder possessed as the owner of such Shares shall be deemed to be cancelled and terminated, effective as of the date upon which the Transfer should have occurred if the Minority Stockholder had not failed or refused to tender such Shares. For example, if the Company exercises a right to redeem pursuant to Section 8.3 with respect to all of the Shares owned by a Minority Stockholder, but such Minority Stockholder fails or refuses to deliver the subject Shares to the Company in accordance herewith, then, as of the date the Transfer should have occurred pursuant to the right to redeem, such Minority Stockholder shall be deemed to no longer be a stockholder of the Company, and, thereafter, such Minority Stockholder shall not be entitled to claim, receive or exercise any rights that otherwise may exist in favor of Stockholders of the Company under this Agreement or otherwise.

Section 9.	Piggyback Rights

9.1Piggyback Registration.

(a)Participation. If the Company at any time proposes to file a Registration Statement under the Securities Act with respect to any offering of its equity securities for its own account or for the account of any other Persons (other than (i) a Registration on Form S-4 or S-8 or any successor form to such forms, (ii) a Registration of securities solely relating to an offering and sale to employees, directors or consultants of the Company or its Subsidiaries pursuant to any employee stock plan or other employee benefit plan arrangement), (iii) a Registration Statement relating solely to dividend reinvestment or similar plans or (iv) a Registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a Registration Statement), then, as soon as practicable (but in no event less than fifteen (15) Business Days prior to the proposed date of filing of such Registration Statement), the Company shall give written notice of such proposed filing to PDL and Farah, and such notice shall offer PDL and Farah the opportunity to Register under such Registration Statement such number of Registrable Securities as PDL or Farah (as applicable) may request in writing delivered to the Company within ten (10) Business Days of delivery of such written notice by the Company and, if PDL elects to include Registrable

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Securities in such Registration Statement, as soon as practicable after the expiration of such ten (10) Business Day period (but in no event less than ten (10) Business Days prior to the proposed date of filing of such Registration Statement), the Company shall give written notice of such proposed filing to the Stockholders (other than PDL or Farah, as applicable), and such notice shall offer each such Stockholder the opportunity to Register under such IPO Registration Statement such number of Registrable Securities as such Stockholder may request in writing within ten (10) Business Days of delivery of such Piggyback Notice by the Company, up to each such Stockholder’s Pro Rata Share of Registrable Securities (each notice delivered above, a “Piggyback Notice” and each Registration pursuant thereto, a “Piggyback Registration”). Subject to the preceding sentence and Section 9.1(b), the Company shall include in such Registration Statement (x) in the case of a Piggyback Registration request by PDL or Farah (as applicable) all such Registrable Securities that PDL or Farah (as applicable) requests to be included therein within ten (10) Business Days after the receipt by PDL or Farah (as applicable) of any such notice; (y) in the case of a Piggyback Registration by (1) any Stockholder (other than PDL or Farah), all such Registrable Securities that such Stockholder requests to be included therein within ten (10) Business Days after receipt by such Stockholder of any such notice (up to each such Stockholders’ Pro Rata Portion of Registrable Securities); provided, that if at any time after giving written notice of its intention to Register any securities and prior to the effective date of the Registration Statement filed in connection with such Registration, the Company shall determine for any reason not to Register or to delay Registration of such securities, the Company shall give written notice of such determination to each Stockholder and, thereupon, (i) in the case of a determination not to Register, shall be relieved of its obligation to Register any Registrable Securities in connection with such Registration, and (ii) in the case of a determination to delay Registering, shall be permitted to delay Registering any Registrable Securities, for the same period as the delay in Registering such other securities covered. If the offering pursuant to such Registration Statement is to be underwritten, then each Stockholder making a request for a Piggyback Registration pursuant to this Section 9.1(a) must, and the Company shall make such arrangements with the managing underwriter or underwriters so that each such Stockholder may, participate in such Underwritten Offering. If the offering pursuant to such Registration Statement is to be on any other basis, then each Stockholder making a request for a Piggyback Registration pursuant to this Section 9.1(a) must, and the Company shall make such arrangements so that each such Stockholder may, participate in such offering on such basis.
(b)Priority of Piggyback Registration. If the managing underwriter or underwriters of any proposed Underwritten Offering of Registrable Securities included in a Piggyback Registration informs the Company and the Stockholders in writing that, in its or their opinion, the number of securities which such Stockholders and any other Persons intend to include in such offering exceeds the number that can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be (i) first, the securities proposed to be sold in such Registration by the Company or any Person (other than a Stockholder) exercising a contractual right to demand Registration, as the case may be, and (ii) second, and only if all the securities referred to in clause (i) have been included, the number of Registrable Securities that, in the opinion of such

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managing underwriter or underwriters, can be sold without having such adverse effect, with such number to be allocated (A) first, to PDL up to the number of securities that PDL proposes to include in such Piggyback Registration, (B) second, and only if all the securities referred to in clause (A) have been included, to Farah up to the number of securities that Farah proposes to include in such Piggyback Registration and (C) third, and only if all the securities referred to in clause (B) have been included, pro rata among such other Stockholders that have requested to participate in such Registration based on the relative number of Registrable Securities then held by each such Stockholder; provided that any securities thereby allocated to a Stockholder that exceed such Stockholder’s request shall be reallocated among the remaining Stockholders requesting Piggyback Registration in like manner, and (iii) third, and only if all of the Registrable Securities referred to in clause (ii) have been included in such Registration, the number of any other securities eligible for inclusion in such Registration that, in the opinion of the managing underwriter or underwriters, can be sold without having such adverse effect in such Registration. Notwithstanding anything herein to the contrary, if the managing underwriter or underwriters of a proposed Underwritten Offering of the Registrable Securities included in a Piggyback Registration advise the Board in writing that, in its or their opinion, the participation in such Piggyback Registration by any Minority Stockholder hereto would be likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then Registrable Securities held by such Minority Stockholder shall not be eligible for inclusion in such Piggyback Registration.
(c)Withdrawal. Any Stockholder shall have the right to withdraw all or part of its request for inclusion of its Registrable Securities in a Piggyback Registration by giving written notice to the Company of its request to withdraw; provided that (i) such request must be made in writing prior to the effectiveness of such Registration Statement and (ii) such withdrawal shall be irrevocable and, after making such withdrawal, a Stockholder shall no longer have any right to include Registrable Securities in the Piggyback Registration as to which such withdrawal was made.
(d)Obligations of the Company. Whenever required to effect the Registration of any Registrable Securities pursuant to this Section 9, the Company shall, as expeditiously as reasonably possible:
(i)Prepare and file with the SEC a Registration Statement with respect to such Piggyback Registration and use all reasonable efforts to cause such Registration Statement to become effective, and, upon the request of the Stockholders of a majority of the Registrable Securities Registered thereunder, keep such Registration Statement effective for up to thirty (30) days (to be measured from the expiration of any lockup period related to such Registration, if applicable) or, if earlier, until the Stockholder or Stockholders have completed the distribution related thereto; provided, however, that at any time, upon written notice to the Stockholders participating in such Piggyback Registration and for a period not to exceed sixty (60) days thereafter (the “Suspension Period”), the Company may delay the filing or effectiveness of any Registration Statement or suspend the use or effectiveness of any Registration statement

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(and the Stockholders hereby agree not to offer or sell any Registrable Securities pursuant to such Registration Statement during the Suspension Period) if the initial effectiveness or continued use of the Registration Statement at any time would require the Company to make an Adverse Disclosure. In the event that the Company shall exercise its right to delay or suspend the filing or effectiveness of a Registration hereunder, the applicable time period during which the Registration Statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period. The Company may extend the Suspension Period for an additional consecutive sixty (60) days with the consent of the holders of a majority of the Registrable Securities Registered under the applicable Registration Statement, which consent shall not be unreasonably withheld. If so directed by the Company, all Stockholders registering shares under such Registration Statement shall (i) not offer to sell any Registrable Securities pursuant to the Registration Statement during the period in which the delay or suspension is in effect after receiving notice of such delay or suspension; and (ii) use their best efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Stockholders’ possession, of the Prospectus relating to such Registrable Securities current at the time of receipt of such notice. Notwithstanding the foregoing, the Company shall not be required to file, cause to become effective or maintain the effectiveness of any Registration Statement other than a Registration Statement on Form S-3 that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.
(ii)Prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement for the period set forth in subsection (i) above.
(iii)Furnish to the Stockholders participating in a Piggyback Registration such number of copies of a Prospectus, including a preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.
(iv)Use its reasonable efforts to register and qualify the securities covered by such Registration Statement under such other securities or “Blue Sky” laws of such jurisdictions as shall be reasonably requested by the Stockholders participating in a Piggyback Registration; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.
(v)In the event of any underwritten Public Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Stockholder participating in

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such underwriting shall also enter into and perform its obligations under such an agreement.
(vi)Notify each Stockholder of Registrable Securities covered by such Registration Statement at any time when a Prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. The Company will use reasonable efforts to amend or supplement such Prospectus in order to cause such Prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.
(vii)Use its reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such Registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.
(viii)Comply with all applicable rules and regulations of the SEC.
(e)Delay of Registration; Furnishing Information.
(i)No Stockholder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such Registration as a result of any controversy that might arise with respect to the interpretation or implementation of this Section 9.
(ii)It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 9 that the Stockholders participating in any Piggyback Registration shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the Registration of their Registrable Securities.
(f)Expenses of Registration.
(i)The Company shall pay all of the expenses set forth in this paragraph (i) in connection with a Registration under this Agreement. Such expenses are (A) all Registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or FINRA, (B) all fees and expenses of

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compliance with state securities or “Blue Sky” laws, (C) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses), (D) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company, (E) Securities Act liability insurance or similar insurance if the Company so desires or the underwriter or underwriters, if any, so require in accordance with then-customary underwriting practice, (F) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or the quotation of the Registrable Securities on any inter-dealer quotation system and (G) all applicable rating agency fees with respect to any applicable Registrable Securities. In addition, in all cases the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any audit and the fees and expenses of any Person, including special experts, retained by the Company.
(ii)The Company shall not be required to pay any other costs or expenses in the course of the transactions contemplated hereby, including (A) any fees and disbursements of a law firm or other counsel selected by Stockholders participating in the Piggyback Registration (other than pursuant to clause (B) of paragraph (i) above); (B) fees and expenses of accountants to the Stockholders participating in the Piggyback Registration; and (C) underwriting discounts and commissions and transfer taxes attributable to the sale of Registrable Securities.
(g)Right to Terminate Registration. The Company shall have the right to terminate or withdraw any Registration initiated by it pursuant to which a Piggyback Registration is being made under this Section 9 whether or not any Stockholder has elected to include Registrable Securities in such Registration, and shall promptly notify any Stockholder that has elected to include Registrable Securities in such Registration of termination or withdrawal.

9.2Indemnification.

(a)Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by Law, each of the Stockholders (to the extent that the Stockholders are subscribers for or purchasers of Registrable Securities), each of their respective Affiliates and directors from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a “Loss,” and collectively, “Losses”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment or supplement thereto or any documents incorporated by reference therein), any Issuer Free Writing Prospectus or amendment or supplement thereto or any other disclosure

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document produced by or on behalf of the Company or any of its Subsidiaries, including reports and other documents filed under the Exchange Act, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading and/or (iii) any actions or inactions or proceedings in respect of the foregoing, whether or not such indemnified party is a party thereto; provided that the Company shall not be liable to any particular indemnified party to the extent that any such Loss arises out of or is based upon (A) an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement or other document in reliance upon and in conformity with written information furnished to the Company by such indemnified party expressly for use in the preparation thereof or (B) an untrue statement or omission in a preliminary Prospectus relating to Registrable Securities, if a Prospectus (as then amended or supplemented) that would have cured the defect was furnished to the indemnified party from whom the Person asserting the claim giving rise to such Loss purchased Registrable Securities at least five (5) days prior to the written confirmation of the sale of the Registrable Securities to such Person, and a copy of such Prospectus (as amended and supplemented) was not sent or given by or on behalf of such indemnified party to such Person at or prior to the written confirmation of the sale of the Registrable Securities to such Person. This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Stockholder or any indemnified party and shall survive the Transfer of such securities by such Stockholder. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the indemnified parties.
(b)Indemnification by the Participating Stockholders. Each Stockholder participating in a Piggyback Registration agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by Law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act), and each other Stockholder, each of such other Stockholder’s respective direct or indirect partners, members or shareholders and each of such partner’s, member’s or shareholder’s partners, members or shareholders and, with respect to all of the foregoing Persons, each of their respective Affiliates, employees, directors, officers, trustees or agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons and each of their respective Representatives from and against any Losses resulting from (i) any untrue statement of a material fact in any Registration Statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment or supplement thereto or any documents incorporated by reference therein or any Issuer Free Writing Prospectus or amendment or supplement thereto) or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or any Issuer Free Writing Prospectus, in light of the circumstances under which they

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were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by such Stockholder to the Company specifically for inclusion in such Registration Statement and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting the claim, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Registration Statement, Prospectus, offering circular, free writing Prospectus or other document, in reliance upon and in conformity with written information furnished to the Company by such Stockholder expressly for use therein. In no event shall the liability of such Stockholder hereunder be greater in amount than the dollar amount of the gross proceeds (less underwriting discounts and commissions) received by such Stockholder under the sale of Registrable Securities giving rise to such indemnification obligation less any amounts paid by such Stockholder pursuant to Section 9.2(d). The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above (with appropriate modification) with respect to information furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement.
(c)Conduct of Indemnification Proceedings. Any Person entitled to indemnification under this Section 9.2 shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after delivery of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (C) the indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party or (D) in the reasonable judgment of any such Person (based upon advice of its counsel), a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without consent of the indemnified party. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation of such indemnified party. If such defense is not assumed by

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the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld. It is understood that the indemnifying party or parties shall not, except as specifically set forth in this Section 9.2(c), in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction at any one time unless (1) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (2) an indemnified party has reasonably concluded (based on the advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties or (3) a conflict or potential conflict exists or may exist (based upon advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.
(d)Contribution. If for any reason the indemnification provided for in Sections 9.2(a) and 9.2(b) is unavailable to an indemnified party (other than as a result of exceptions contained in paragraphs (a) and (b) of this Section 9.2) or insufficient in respect of any Losses referred to therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party or parties on the other hand in connection with the acts, statements or omissions that resulted in such losses, as well as any other relevant equitable considerations. In connection with any Registration Statement filed with the SEC by the Company, the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 9.2(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 9.2(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the Losses referred to in Section 9.2(a) and Section 9.2(b) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9.2(d), in connection with any Registration Statement filed by the Company, a Stockholder participating in a Piggyback Registration shall not be required to contribute any amount in excess of the dollar amount of the gross proceeds (less underwriting discounts and commissions) received by such Stockholder under the sale of Registrable Securities giving rise to such contribution obligation, less any amounts paid by such Stockholders pursuant to Section 9.2(b). If indemnification is available under this Section 9.2,

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the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 9.2(a) and Section 9.2(b) hereof without regard to the provisions of this Section 9.2(d).
(e)No Exclusivity. The remedies provided for in this Section 9.2 are not exclusive and shall not limit any rights or remedies that may be available to any indemnified party at law or in equity or pursuant to any other agreement.
(f)Survival. The indemnities provided in this Section 9.2 shall survive the Transfer of any Registrable Securities by such Stockholder.

9.3Alternative IPO Entities. In the event that any member of the Company Group elects to effect an Underwritten Offering of equity securities (such entity, the “Alternative IPO Entity”) rather than an Underwritten Offering of the equity securities of the Company, whether as a result of a reorganization of the Company or otherwise, the Company shall cause the Alternative IPO Entity to enter into an agreement with the Stockholders that provides the Stockholders with Registration rights with respect to the equity securities of the Alternative IPO Entity that are substantially similar to the Registration rights provided to the Stockholders in this Agreement.

9.4Restructuring in Connection with an IPO. In the event of an IPO, the Company may engage in a recapitalization, stock split, consolidation or other reorganization involving the Shares to preserve the economic effects contemplated hereby and within the Company Constitution.

Section 10.	Representations and Warranties

10.1Representations and Warranties of Company. The Company hereby represents and warrants to each Stockholder that on the date hereof:

(a)Existence; Authority; Enforceability.  The Company has the necessary power and authority to enter into this Agreement and to carry out its obligations hereunder. The Company is duly incorporated under the Laws of its jurisdiction of organization, and the execution of this Agreement, and the consummation of the transactions contemplated herein, have been authorized by all necessary limited liability company actions, and no other act or proceeding on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby. This Agreement has been duly executed by the Company and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and any implied covenant of good faith and fair dealing.
(b)Absence of Conflicts.  The execution and delivery by the Company of this Agreement and the performance of its obligations hereunder do not and will not (i) conflict with, or result in the breach of, any provision of the Company Constitution or the organizational

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documents of any of its Subsidiaries; (ii) result in any violation, breach, conflict, default or event of default (or an event which, with notice, lapse of time or both, would constitute a default or event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any material contract, agreement or permit to which the Company or any of its Subsidiaries is a party or by which the Company’s or any of its Subsidiaries’ assets or operations are bound or affected; or (iii) violate, in any material respect, any Law applicable to the Company or any of its Subsidiaries.
(c)Consents.  Other than any consents that have already been obtained, no governmental consent, waiver, approval, authorization, exemption, registration, license or declaration or spousal consent is required to be made or obtained by the Company or any of its Subsidiaries in connection with (i) the execution, delivery or performance of this Agreement or (ii) the consummation of any of the transactions contemplated herein.

10.2Representations and Warranties of the Stockholders. Each Stockholder represents and warrants, severally and not jointly, and solely on its own behalf, to each other Stockholder and to the Company that on the date hereof:

(a)Existence; Authority; Enforceability.
(i)Such Stockholder, if it is not an individual, is duly organized or formed, validly existing and in good standing under the Laws of its jurisdiction of organization or formation and the execution, delivery and performance by it of this Agreement is within its powers, has been duly authorized by all necessary corporate or other action on its behalf, requires no action by or in respect of, or filing with, any governmental body, agency or official, and does not and will not contravene, or constitute a default under, any provision of applicable Law or regulation or of its certificate of incorporation or other comparable organizational documents or any agreement, judgment, injunction, Order, decree or other instrument to which such Stockholder is a party or by which such Stockholder or any of its properties is bound. This Agreement constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms.
(ii)If such Stockholder is an individual, the execution, delivery and performance by such Stockholder of this Agreement is within such Stockholder’s legal right, power and capacity, requires no action by or in respect of, or filing with, any governmental body, agency, or official, and does not and will not contravene, or constitute a default under, any provision of applicable Law or regulation or of any agreement, judgment, injunction, Order, decree or other instrument to which such Stockholder is a party or by which such Stockholder or any of his or her properties is bound. This Agreement constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms.

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(b)Consents.  Other than any consents that have already been obtained, no governmental consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such Stockholder in connection with (i) the execution, delivery or performance of this Agreement or (ii) the consummation of any of the transactions contemplated herein.
(c)Investment Intent.
(i)Such Stockholder is fully aware that the Shares in the Company have not been and may not be Registered under the Securities Act and have been issued in reliance upon federal and state exemptions for transactions not involving a Public Offering.
(ii)Such Stockholder’s Shares have been acquired for its own account solely for investment and not with a view to resale or distribution thereof.
(iii)(A) Such Stockholder’s financial condition is such that such Stockholder can afford to bear the economic risk of holding its Shares for an indefinite period of time, (B) such Stockholder can afford to suffer a complete loss of such Stockholder’s investment in its Shares, (C) such Stockholder understands and has taken cognizance of all risks related to the purchase of its Shares and (D) such Stockholder’s knowledge and experience in financial and business matters are such that such Stockholder is capable of evaluating the merits and risks of purchasing its Shares.
(iv)Such Stockholder has been given the opportunity to (A) ask questions of, and receive answers from, the Company concerning the terms and conditions of the offering of Shares and other matters pertaining to an investment in the Company and (B) obtain any additional information which the Company can acquire without unreasonable effort or expense that is necessary to evaluate the merits and risks of an investment in the Company. In considering its investment in the Company, such Stockholder has not relied upon any representations made by, or other information (whether oral or written) furnished by or on behalf of, the Company or any Director, officer, employee, agent or Affiliate of such Persons, other than as expressly set forth in this Agreement. Such Stockholder has carefully considered and has, to the extent it believes such discussion necessary, discussed with legal, tax, accounting and financial advisers of the suitability of an investment in the Company in light of its particular tax and financial situation and has determined that an investment in the Company is a suitable investment for it.
(v)Such Stockholder (or if such Stockholder is subject to any look‑through rules pursuant to the Securities Act, each beneficial owner of such Stockholder within the meaning of Rule 501 of Regulation D promulgated under the Securities Act) is an “accredited investor” as such term is defined in Rule 501 of Regulation D.

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10.3Entitlement of the Company and the Stockholders to Rely on Representations and Warranties. The foregoing representations and warranties may be relied upon by the Company and by the Stockholders in connection with the entering into of this Agreement.

Section 11.	Miscellaneous

11.1 Termination of this Agreement. This Agreement shall remain in effect until terminated automatically (a) upon the cessation of the business of the Company and its Subsidiaries and winding up of their affairs or (b) immediately prior to a Change of Control. Notwithstanding any termination of this Agreement, however, the provisions of this Agreement shall survive any such termination to the extent necessary for any Person to enforce any right of such Person that accrued hereunder prior to or on account of such termination.

11.2 No Conflict. In the event of any conflict between the terms of this Agreement (or any portion thereof) and the Company Constitution, the terms of this Agreement shall prevail.

11.3 Injunctive Relief. Each of the parties hereto acknowledges that it will be impossible to measure in money the damage to the Company and to the other parties hereto if there is a failure to comply with this Agreement. It is therefore agreed that the Company or any other party hereto, in addition to any other rights or remedies that it may have, shall be entitled to immediate injunctive relief and to specific performance to enforce this Agreement and that if any action or proceeding is brought in equity to enforce it, no party will urge as a defense that there is an adequate remedy at law. The parties hereto agree that by seeking the remedies provided for in this Section 11.3, a party shall not in any respect waive its right to seek at any time any other form of relief that may be available to a party under this Agreement, including any other remedy to which such party is entitled at law or in equity.

11.4 Governing Law. This Agreement and all relationships created by it and arising out of or in connection with it, together with all disputes arising out of or in connection with it, will in all respects be governed by and construed in accordance with Irish law.

11.5 Jurisdiction. The parties agree that the Irish courts will have exclusive jurisdiction to hear, settle and/or decide any dispute arising out of or in connection with this Agreement and the parties agree that the Irish courts are the most appropriate and convenient courts to hear and decide any such dispute and therefore that they will not argue to the contrary.

11.6 Waiver of Jury Trial. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 11.6.

11.7 Successors; Assigns and Transferees. Each Stockholder may assign all or a portion of its rights hereunder to a Permitted Transferee to which such Stockholder Transfers all or any of its Shares; provided that such Person shall only be admitted as a party hereunder upon its, his or her execution and delivery of a Joinder, whereupon such Person will be treated as a Stockholder for all purposes of this Agreement, with the same rights, benefits and obligations hereunder as the Transferring Stockholder with respect to the Shares (if applicable, and except that if such Person was a Stockholder prior to such Transfer, such Person shall have the same rights, benefits and obligations with respect to such Transferred Shares as were applicable to Shares held by such Person prior to such Transfer). Any assignment in contravention of this Section 11.7 shall be null and void.

11.8 Binding Effect. Except as otherwise provided in this Agreement, the terms and provisions of this Agreement shall be binding on and inure to the benefit of each of the parties hereto and their respective successors.

11.9 Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

11.10 Headings. The heading references herein are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

11.11 Other Activities. Notwithstanding anything in this Agreement, none of the provisions of this Agreement shall in any way limit a Stockholder or any of its Affiliates from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, principaling, merger advisory, financing, asset management, trading, market-making, arbitrage, investment activity and other similar activities conducted in the ordinary course of their business.

11.12 Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when: (a) delivered

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by hand (with written confirmation of receipt); (b) sent by fax or electronic mail; provided that a copy is immediately sent by an internationally recognized overnight delivery service (receipt requested); or (c) when received by the addressee, if sent by an internationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses, fax numbers and electronic mail addresses set forth below (or to such other addresses, fax numbers and electronic mail addresses as a party may designate by written notice):

If to the Company:
Noden Pharma DAC
56 Fitzwilliam Square
Dublin, 2
Ireland
Attn: Chief Executive Officer
Email: efarah@nodenpharma.com
Fax: +353 (0) 61 363 682

With a copy (which shall not constitute notice) to:

PDL BioPharma, Inc.
932 Southwood Boulevard
Incline Village, Nevada 89451
Attn: General Counsel
Email: general.counsel@pdl.com
Fax: (775) 832-8502

If to Farah:

5 Belsize Drive
Toronto, Ontario, Canada
M4S 1L3

If to Farah:

5 Belsize Drive
Toronto, Ontario, Canada
M4S 1L3

If to a Minority Stockholder:

(At the address listed on Annex A).
11.13 Modification and Waiver. No amendment, modification or waiver of this Agreement shall be effective unless made in a written instrument that specifically references this Agreement and that is signed by the Company and PDL; provided that no amendment to the

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Agreement that adversely affects any Stockholder in a disproportionate manner shall be made without the consent of such Stockholder. The waiver on the part of any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach, except as otherwise explicitly provided for in such waiver, and shall be effective only to the extent specifically set forth in such waiver. Except as expressly provided herein, the failure of the Company or any Stockholder to enforce at any time, or for any period of time, any provisions of this Agreement shall not be construed as a waiver of any provision or of the right of any such Person to enforce each and every provision of this Agreement. Notwithstanding anything contained in this Agreement to the contrary, each Stockholder hereby acknowledges and agrees that no Minority Stockholder shall have any right to enforce this Agreement against any other Minority Stockholder or compel or seek to compel the Company or PDL to enforce this Agreement against any other Minority Stockholder, and such right to enforce this Agreement against a Minority Stockholder shall be solely and exclusively vested in the Company and PDL (and their respective successors and assigns).

11.14 Counterparts; Facsimile or PDF. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement may be executed by facsimile or electronic transmission in portable document format (.pdf), each of which shall be deemed an original.

11.15 Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer on any Person, other than the Company and the Stockholders, any rights hereunder.

11.16 Complete Agreement; Modification and Termination; Joinder. This Agreement contains a complete statement of all the arrangements among the parties with respect to its subject matter, supersedes all existing agreements among them concerning that subject matter and cannot be changed, except in writing signed by the parties that have the right to effect such amendment under this Agreement, other than (i) for the purpose of adding additional holders of Shares, from time to time, which may be accomplished through the execution of a Joinder, or terminated, except in a writing signed by all of the parties or pursuant to its terms, or (ii) or to update Annex A in accordance with the terms of this Agreement.

*    *    *    *    *

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date first above written.
COMPANY:
Noden Pharma DAC
By:    _________________________________
Name:    Elie Farah
Title:    Chief Executive Officer

[Signature Page to Noden Pharma DAC Investment and Stockholders’ Agreement]

PDL:
PDL BIOPHARMA, INC.

By:	____________________________________
Name:
Title:

[Signature Page to Noden Pharma DAC Investment and Stockholders’ Agreement]

FARAH:

___________________________________________
Name: Elie Farah

[Signature Page to Noden Pharma DAC Investment and Stockholders’ Agreement]

MANAGEMENT STOCKHOLDERS:

_________________________________________
Name:

_________________________________________
Name:

_________________________________________
Name:

_________________________________________
Name:

_________________________________________
Name:

_________________________________________
Name:

[Signature Page to Noden Pharma DAC Investment and Stockholders’ Agreement]

ANNEX A
COMPANY SHARES

Party	Address	Number of Shares Issued	Type of Shares	Date of Issuance	Amount Credited as Paid Up on the Shares	Share Premium
PDL	See Section 11.12.	8,800	Ordinary Shares	Initial Closing Date	$880	$0
PDL	See Section 11.12.	9,400,000	Preferred Shares	Initial Closing Date	$94,000	$66,150,000 and $[***]
PDL	See Section 11.12.	1	Preferred Shares	On the date the Anniversary Consideration is paid	$0.01	[_____________]
PDL	See Section 11.12.	1	Preferred Shares	On the date the Milestone 1 Consideration is paid	$0.01	[_____________]
PDL	See Section 11.12.	1	Preferred Shares	On the date the Milestone 2 Consideration is paid	$0.01	[_____________]
PDL	See Section 11.12.	1	Preferred Shares	On the date the Milestone 3 Consideration is paid	$0.01	[_____________]
PDL	See Section 11.12.	1	Preferred Shares	On the date the Milestone 4 Consideration is paid	$0.01	[_____________]
Farah	See Section 11.12.	600	Ordinary Shares	Initial Closing Date	$60	$0
Farah	See Section 11.12.	600,000	Preferred Shares	Initial Closing Date	$6,000	$233,833

Annex A-1

EXHIBIT A
JOINDER AGREEMENT
Dated as of [________]
WHEREAS, Noden Pharma DAC, a designated activity company limited by shares organized under the Laws of Ireland (the “Company”), and various of the holders of its ordinary shares of $1.00 (“Ordinary Shares”) and preferred shares of $1.00 (“Preferred Shares”), are parties to the Investment and Stockholders’ Agreement, dated as of July 1, 2016 (the “Stockholders’ Agreement”), a copy of which is attached hereto as Exhibit A; and
WHEREAS, pursuant to an agreement of event date herewith, [_________________] (the “New Stockholder”) is acquiring from [______________________], [______] Ordinary Shares; and
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the New Stockholder agrees as follows:
By [its][his]her] execution of this Joinder, the New Stockholder hereby becomes a party to the Stockholders’ Agreement and agrees that [it][he][she] will be bound by, and be entitled to the benefits of, all of the terms and conditions of the Stockholders’ Agreement as if [it][he][she] had originally been named as [PDL][a Management Stockholder][a Minority Stockholder] therein. Execution and delivery of this Joinder by the New Stockholder shall also constitute execution and delivery by [it][him][her] of the Stockholders’ Agreement, without further action of any party.
Annex A to the Stockholders’ Agreement shall be amended to read as set forth on Schedule A attached hereto.

Exhibit A-1

IN WITNESS WHEREOF, the New Stockholder has executed this Joinder as of the date first above written.
NEW STOCKHOLDER:

[NAME OF ENTITY]

By:___________________________________
Name:
[Title:]

or

______________________________________
Name: [Name of Individual]

Acknowledged and Accepted
as of the date first above written:

COMPANY:

Noden Pharma DAC

By:________________________________
Name:    Elie Farah
Title:    Chief Executive Officer

Exhibit A-2